                                                                      Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                                   -----------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)
                                   -----------
                               MARINE MIDLAND BANK
               (Exact name of trustee as specified in its charter)

New York                                                         16-1057879
(Jurisdiction of incorporation                                (I.R.S. Employer
or organization if not a U.S.                                Identification No.)
national bank)

140 Broadway, New York, NY                                            10005-1180
(212) 658-1000                                                        (Zip Code)
(Address of principal executive offices)

                               Warren L. Tischler
                              Senior Vice President
                               Marine Midland Bank
                                  140 Broadway
                          New York, New York 10005-1180
                               Tel: (212) 658-5167
            (Name, address and telephone number of agent for service)

                         GENERAC PORTABLE PRODUCTS, INC.
                         GENERAC PORTABLE PRODUCTS, LLC
                                   GPPW, INC.
               (Exact name of obligor as specified in its charter)

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         Delaware                                                                               13-4006887
         Delaware                                                                               39-1932782
         Wisconsin                                          3621                                13-4012695
(State or other jurisdiction                (Primary Standard Industrial Classification      (I.R.S. Employer
of incorporation or organization)                        Code Number)                       Identification Number)
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
                                  1 Generac Way
                           Jefferson, Wisconsin, 53549
                                 (920) 674-3750
                   (Address,including zip code, and telephone
                         number, including area code, of
                       registrant's of principal executive
                                    offices)


                             Dorrance J. Noonan, Jr.
                      President and Chief Executive Officer
                         Generac Portable Products, LLC
                                  1 Generac Way
                           Jefferson, Wisconsin 53549
                                 (920) 674-3750
            (Name, address, including zip code, and telephone number,
                   Including area code, of agent for service)

                   11 1/4% SENIOR SUBORDINATED NOTES DUE 2006
                         (Title of Indenture Securities)

                                     General
Item 1. General Information.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                 State of New York Banking Department.

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item 2. Affiliations with Obligor.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None

Item 16.  List of Exhibits.


Exhibit

T1A(i)            *        -       Copy of the Organization Certificate of
                                   Marine Midland Bank.

T1A(ii)           *        -       Certificate of the State of New York
                                   Banking Department dated December 31,
                                   1993 as to the authority of Marine Midland
                                   Bank to commence business.

T1A(iii)                   -       Not applicable.

T1A(iv)           *        -       Copy of the existing By-Laws of Marine
                                   Midland Bank as adopted on January 20,
                                   1994.

T1A(v)                     -       Not applicable.

T1A(vi)           *        -       Consent of Marine Midland Bank required
                                   by Section 321(b) of the Trust Indenture
                                   Act of 1939.

T1A(vii)                   -       Copy of the latest report of condition of
                                   the trustee (September 30, 1998),
                                   published pursuant to law or the
                                   requirement of its supervisory or
                                   examining authority.

T1A(viii)                  -       Not applicable.

T1A(ix)                    -       Not applicable.


* Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                                       SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 17th day of February, 1999.



                                         MARINE MIDLAND BANK


                                         By:  /s/ Anthony R. Bufinsky
                                              -----------------------
                                                  Anthony R. Bufinsky
                                                  Corporate Trust Officer
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                                                                                    EXHIBIT T1A (vii)

                                                      Board of Governors of the Federal Reserve System
                                                      OMB Number: 7100-0036
                                                      Federal Deposit Insurance Corporation
                                                      OMB Number: 3064-0052
                                                      Office of the Comptroller of the Currency
                                                      OMB Number: 1557-0081
FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL    Expires March 31, 2000
-----------------------------------------------------------------------------------------------------

                                                                                                    1

                                                      Please refer to page i, Table
                                                      of Contents, for the required
                                                      disclosure of estimated burden.


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CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC AND
FOREIGN OFFICES--FFIEC 031

REPORT AT THE CLOSE OF BUSINESS SEPTEMBER 30, 1998

(19980930)
(RCRI  9999)


This report is required by law; 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
-----------------------------------------------
Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.



     /s/ Gerald A. Ronning
----------------------------------------------
Signature of Officer Authorized to Sign Report

          10/26/98
----------------------------------------------
Date of Signature

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.



   /s/ Bernard J. Kennedy
----------------------------------------------
Director (Trustee)

   /s/ Sal H. Alfiero
----------------------------------------------
Director (Trustee)

   /s/ Malcolm Burnett
----------------------------------------------
Director (Trustee)

SUBMISSION OF REPORTS
Each Bank must prepare its Reports of Condition and Income either:

(a) in automated formand then file the computer data file directly with the banking agencies' collection agent, Electronic Data
     System Corporation (EDS), by modem or computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.



FDIC Certificate Number           0   0   5   8   9
                                 --- --- --- --- ---
                                      (RCRI 9030)

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                          REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank              of Buffalo
          Name of Bank                City

in the state of New York, at the close of business
September 30, 1998

ASSETS
                                                                                 Thousands
                                                                                 of dollars
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Cash and balances due from depository institutions:

   Noninterest-bearing balances
   currency and coin....................................                               $937,647
   Interest-bearing balances ...........................                              3,764,738
   Held-to-maturity securities..........................                                      0
   Available-for-sale securities........................                              3,998,450

   Federal funds sold and securities purchased
   under agreements to resell...........................                              1,634,540

Loans and lease financing receivables:

   Loans and leases net of unearned
   income...............................                      21,024,990
   LESS: Allowance for loan and lease
   losses...............................                         400,676
   LESS: Allocated transfer risk reserve                               0

   Loans and lease, net of unearned
   income, allowance, and reserve........................                            20,624,314
   Trading assets........................................                               894,111
   Premises and fixed assets (including
   capitalized leases)...................................                               207,944

Other real estate owned..................................                                13,083
Investments in unconsolidated
subsidiaries and associated companies....................                                     0
Customers' liability to this bank on
acceptances outstanding..................................                                57,309
Intangible assets........................................                               469,741
Other assets.............................................                               572,948
Total assets.............................................                            33,174,825
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LIABILITIES

Deposits:
   In domestic offices...................................                            20,579,926

   Noninterest-bearing...................................      3,726,544
   Interest-bearing......................................     16,853,382

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs...................................                             5,954,449

   Noninterest-bearing...................................              0
   Interest-bearing......................................      5,954,449

Federal funds purchased and securities sold
   under agreements to repurchase........................                             1,025,621
Demand notes issued to the U.S. Treasury                                                 86,890
Trading Liabilities......................................                               172,910

Other borrowed money:
   With a remaining maturity of one year
   or less...............................................                             1,340,056
   With a remaining maturity of more than
   one year through three years..........................                                84,661
   With a remaining maturity of more than
   three years...........................................                                38,489
Bank's liability on acceptances
executed and outstanding.................................                                57,309
Subordinated notes and debentures........................                               697,963
Other liabilities........................................                               805,684
Total liabilities........................................                            30,843,958

EQUITY CAPITAL

Perpetual preferred stock and related
surplus..................................................                                     0
Common Stock.............................................                               205,000
Surplus..................................................                             1,985,665
Undivided profits and capital reserves...................                                78,723
Net unrealized holding gains (losses)
on available-for-sale securities.........................                                61,479
Cumulative foreign currency translation
adjustments..............................................                                     0
Total equity capital.....................................                             2,330,867
Total liabilities, limited-life
preferred stock, and equity capital......................                            33,174,825
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